WATKINS-JOHNSON COMPANY AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE

                (Dollars in thousands, except per share amounts)



                                                    For Three Months Ended
                                                 -----------------------------

                                                March 31, 1995     April 1, 1994
                                                --------------     -------------

For primary net income per share:

        Weighted average shares outstanding         7,639,000        7,356,000

        Equivalent shares--dilutive
        stock options--based on
        treasury stock method using
        average market price                          807,000          571,000
                                                  -----------      -----------

        Total                                       8,446,000        7,927,000
                                                  ===========      ===========

For fully diluted net income per share:

        Weighted average shares outstanding         7,639,000        7,356,000

        Equivalent shares--dilutive
        stock options--based on
        treasury stock method using
        greater of closing market
        price or average price                        902,000          624,000
                                                  -----------       ----------

        Total                                       8,541,000        7,980,000
                                                  ===========       ==========

Net Income                                             $5,353           $3,624
                                                       ======           ======

Primary net income per share                             $.63             $.46
                                                         ====             ====

Fully diluted net income per share                       $.63             $.45
                                                         ====             ====


This   calculation  is  submitted  in  accordance   with  Regulation  S-K,  Item
601(b)(11).

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